UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

S&W SEED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

December 6, 2019

To our stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of S&W Seed Company, to be held on Wednesday, January 15, 2020 at 10:00 a.m. Eastern Standard Time at the Manhattan Midtown East Courtyard, located at 866 Third Avenue, New York, New York 10022.

Details regarding the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement.

Your vote is very important. Whether or not you attend the annual meeting we hope you will vote promptly. There are three ways that you can cast your ballot – by telephone, by Internet or by mailing the proxy card (if you request one). Please review the instructions included in the Proxy Statement.

Thank you for your ongoing support and continued interest in S&W Seed Company. We look forward to seeing you at the annual meeting.

Sincerely,

Mark J. Harvey

Chairman of the Board

2101 Ken Pratt Blvd., Suite 201

Longmont, Colorado 80501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 15, 2020

To the Stockholders of S&W Seed Company:

The annual meeting of stockholders (the “Annual Meeting”) of S&W Seed Company, a Nevada corporation (the “Company”), will be held on Wednesday, January 15, 2020 at 10:00 a.m. local time at the Manhattan Midtown East Courtyard, located at 866 Third Avenue, New York, New York 10022, for the following purposes:

1.

to elect the following eight nominees to the Company’s Board of Directors: David A. Fischhoff, Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Alan D. Willits and Mark W. Wong, each to serve until the next annual meeting of stockholders;

2.	to ratify the selection of Crowe LLP as independent registered public accounting firm of the Company for its fiscal year ending June 30, 2020;
3.	to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement;
4.	to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and
5.	to conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Any action on the items of business described above may be considered at the time and on the date specified above or at any other time and date to which the Annual Meeting may be property adjourned or postponed.

The record date for the Annual Meeting is November 21, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on January 15, 2020 at the Manhattan Midtown East Courtyard, located at 866 Third Avenue

New York, New York 10022.

The Proxy Statement and Annual Report to Stockholders (including the Form 10-K for the fiscal year ended June 30, 2019) are available free of charge at: www.proxydocs.com/SANW.

By Order of the Board of Directors

President and Chief Executive Officer
Longmont, Colorado
December 6, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

S&W SEED COMPANY

PROXY STATEMENT
FOR THE ANNUAL MEETING
OF STOCKHOLDERS OF S&W SEED COMPANY

The enclosed proxy is solicited by the Board of Directors (the “Board”) of S&W Seed Company, a Nevada corporation (the “Company,” “S&W,” “we” or “our”), for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Manhattan Midtown East Courtyard, located at 866 Third Avenue, New York, New York 10022, on January 15, 2020, at 10:00 a.m. and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

TABLE OF CONTENTS1

[1]	NTD: printer to update page numbers in TOC.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have prepared these materials for our annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, January 15, 2020 at 10:00 a.m. Eastern Standard Time. S&W is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

The Annual Meeting will be held at the Manhattan Midtown East Courtyard, located at 866 Third Avenue, New York, New York 10022. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement (the “Proxy Statement”).

What is included in these proxy materials?

•	The Notice of Internet Availability of Proxy Materials (the “Notice”);
•	This Proxy Statement for the Annual Meeting; and
•	S&W’s Annual Report on Form 10-K for the year ended June 30, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on September 20, 2019 (the “Annual Report”).

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

S&W has elected to use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we have sent the Notice to our stockholders pursuant to which the Board is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. Instructions on how to access the proxy materials over the Internet or request a printed copy of the materials can be found in the Notice.

Stockholders may follow the instructions in the Notice to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost to S&W associated with the printing and mailing of materials.

S&W’s proxy materials are also available at www.swseedco.com/investors/annual-meeting-and-proxy/. This website address is included for reference only. The information contained on S&W’s website is not incorporated by reference into this Proxy Statement.

We intend to mail the Notice on or about December 6, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after December 16, 2019.

What items will be voted on at the Annual Meeting?

There are four items scheduled for a vote at the Annual Meeting:

•	The election to the Board of the eight nominees named in this Proxy Statement (Proposal No. 1);
•	Ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020 (Proposal No. 2);
•	Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement (Proposal No. 3); and
•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (Proposal No. 4).

Will any other business be conducted at the meeting?

Other than the proposals referred to in this Proxy Statement, S&W knows of no other matters to be submitted to the stockholders for consideration at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote upon such matters in accordance with their best judgment.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” election of each of the nominees named in this Proxy Statement to the Board (Proposal No. 1);
•	“FOR” ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020 (Proposal No. 2); and
•	“FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement (Proposal No. 3).
•	“1 YEAR” for the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (Proposal No. 4).

May the Annual Meeting be adjourned or postponed?

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Under Nevada law, we are not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Are any of S&W’s officers and directors interested in matters to be acted upon?

Other than the nominees’ interest in the election of directors, the potential impact of the advisory vote on executive compensation and the advisory vote on the frequency of holding an advisory vote on executive compensation, our officers and directors do not have any interest in the matters to be acted upon at the Annual Meeting.

Who may vote at the Annual Meeting?

Only stockholders of record as of the close of business on November 21, 2019 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. In addition to the stockholders of record of S&W’s common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below. Each share of S&W’s common stock is entitled to one vote on each matter. As of November 21, 2019, there were 33,304,491 shares issued, of which 33,304,491 were outstanding.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

•

Stockholder of Record. If your shares are registered directly in your name with S&W’s transfer agent, Transfer Online, Inc. (“Transfer Online”), you are the stockholder of record with respect to those shares, and the Notice was sent directly to you by S&W.

•

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a stockholder of record of S&W’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•

In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid photo identification such as a driver’s license or passport and may be requested to provide proof of stock ownership as of the Record Date. In order for your vote to be counted, you must hand your completed ballot to the person who will be designated by the Chairman at the meeting, and your ballot will then be provided to the inspector of election.

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxydocs.com/SANW and following the instructions provided in the Notice.
•	By Telephone. You may vote by proxy by calling the toll free number found in the Notice and following the recorded instructions and the instructions found in the Notice.
•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from S&W.  Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•

In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid photo identification such as a driver’s license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to the person who will be designated by the Chairman at the meeting, and your ballot will then be provided to the inspector of election.

•

Via the Internet. You may vote by proxy via the Internet by visiting www.proxydocs.com/SANW and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•

By Telephone. You will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•

By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form, and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or represented by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

•	Are entitled to vote and you are present in person at the Annual Meeting; or
•	Have properly voted by proxy on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.

Under Nevada law, unless the articles of incorporation or bylaws provide otherwise, a quorum is calculated based on the voting power present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters. Consequently, broker non-votes and withheld votes will be counted towards the presence of a quorum for holding the Annual Meeting.

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or represented by proxy in order to have a quorum and conduct the Annual Meeting. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not vote or give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Mark W. Wong and Matthew K. Szot, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which proposals are considered “routine” or “non-routine”?

The ratification of the selection of Crowe LLP as S&W’s independent registered public accounting firm for the fiscal year ending June 30, 2020 (Proposal No. 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.

Each of the other proposals, including the election of directors (Proposal No. 1), the advisory approval of the compensation of S&W’s named executive officers (Proposal No. 3) and the advisory approval of the frequency of solicitation of stockholder approval of executive compensation (Proposal No. 4), are considered non-routine matters under applicable rules. A broker or other nominee may not vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal No. 1, Proposal No. 3 and Proposal No. 4.

What is the voting requirement to approve each of the proposals?

With respect to the election of directors (Proposal No. 1), S&W’s Bylaws provide that our directors are elected in uncontested elections by a majority vote. In contested director elections, elections in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at this year’s Annual Meeting is an uncontested election, and as such, the majority voting standard applies. To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to the director’s election. This means that a director will be elected if the number of votes cast for that director’s election exceeds the number of votes cast against that nominee’s election.

Approval of Proposals No. 2 and No. 3 requires, in each case, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

For Proposal No. 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of affirmative votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be considered the frequency preferred by the stockholders. Abstentions will have no effect.

How are broker non-votes and abstentions treated?

Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Under Nevada law, abstentions from voting and broker non-votes are not counted as votes cast and accordingly will not count against the approval of any particular proposal.

In order to minimize the number of broker non-votes, S&W encourages you to provide voting instructions on each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice and the voting instruction form.

May I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to S&W’s Secretary at 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501, prior to the Annual Meeting. If you are a beneficial owner, please contact your organization for specific instructions for changing your vote and make sure that you plan for sufficient time for your organization to meet the time deadline for delivering your revised votes or your original votes will stand.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within S&W or to third parties, except:

•	To allow for the tabulation and certification of votes;
•	To facilitate a successful proxy solicitation; and
•	As necessary to meet applicable legal requirements or to assert or defend claims for or against S&W.

If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to S&W’s management and the Board to review your comments.

Who will serve as the inspector of election?

A representative from Mediant Inc. will serve as the inspector of election.

Where may I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. S&W will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may present proposals (including nominations for election of directors) to be considered for inclusion in next year’s proxy materials or for action at a future annual meeting only if you comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable.

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary by August 8, 2020.

For nominations or other business to be properly brought before the next Annual Meeting of Stockholders, you must have given timely notice in proper written form to our Corporate Secretary and any such proposed business must constitute a proper matter for stockholder action under the Nevada Revised Statutes. To be timely, your notice must be delivered to our principal executive offices in Longmont, Colorado between September 17, 2020 and October 17, 2020; provided, however, that in the event that the date of the next Annual Meeting of Stockholders is more than 30 days before or more than 60 days after January 15, 2021, your notice must be so delivered not earlier than the close of business on the 120th day prior to the next Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Our Bylaws require that certain information and acknowledgments with respect to the proposal or the nominee and the stockholder making the proposal or nomination be set forth in the notice. Our Bylaws have been publicly filed with the SEC and can also be provided upon request, addressed to our Secretary, as noted above.

Where should I send proposals and director nominations for the next Annual Meeting of Stockholders?

Stockholder proposals and director nominations must be delivered to our Corporate Secretary by mail at 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501, or by email at secretary@swseedco.com and received by our Secretary by the dates set forth above.

What is S&W’s fiscal year?

S&W’s fiscal year ends on June 30. All information presented in this Proxy Statement is based on our fiscal calendar.

Who is paying the costs of this proxy solicitation?

S&W is paying for the entire cost of soliciting proxies. In addition to these proxy materials, S&W’s directors, officers and employees, without additional compensation, may also solicit proxies on S&W’s behalf in person, by telephone or other means of communication. S&W will also reimburse brokerage firms, banks and other agents representing beneficial owners certain fees associated with forwarding proxy materials to beneficial owners and obtaining their voting instructions.

Where are S&W’s principal executive offices located and what is S&W’s main telephone number?

S&W’s principal executive offices are located at 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501. S&W’s main telephone number is 720-506-9191.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Stockholders may be requested to present valid photo identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets or computers is not permitted at the Annual Meeting without prior consent of the Chairman of the Board. Even if you plan on attending the Annual Meeting in person, we encourage you to vote your shares in advance using one of the methods outlined in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting. Directions to the annual meeting may be found at www.swseedco.com.

DIRECTORS AND EXECUTIVE OFFICERS – INFORMATION REGARDING OUR BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

General Information About The Board

The Board is elected by our stockholders to oversee our business and affairs. In addition, the Board counsels, advises and oversees management in the long-term interests of our company and our stockholders regarding a broad range of subjects including:

•	selecting and evaluating the performance of our Chief Executive Officer and other senior executives;
•	reviewing and approving major financial, strategic and operating decisions and other significant actions;
•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed; and
•	overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethical standards.

Members of the Board monitor and evaluate our business performance through regular communication with our Chief Executive Officer and other members of senior management, and by attending Board meetings and Board committee meetings.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at the Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to such director’s election. This means that a director will be elected if the number of votes cast for that director’s election exceeds the number of votes cast against that nominee’s election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. In considering whether to nominate any director currently serving on the Board (an “Incumbent Director”) for re-election, the Board will take into account whether the Incumbent Director has tendered an irrevocable resignation that is effective upon the Board’s acceptance of such resignation in the event the director fails to receive the required vote to be re-elected, as described above. If an Incumbent Director fails to receive the required number of votes for re-election in an uncontested election, the Incumbent Director would continue to serve on the Board as a “holdover director” until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal pursuant to our Bylaws. The Nominating and Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject the resignation of such Incumbent Director, or whether other action should be taken. The Board will endeavor to act on the recommendation within 90 days following certification of the election results. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to our Bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor our Bylaws provide for cumulative voting.

Our Board has affirmatively determined that Dr. Fischhoff, Ms. Madere and Messrs. Matina, Seidler, Straus, and Willits, representing a majority of the nominees standing for election, are “independent directors” as defined under the rules of the SEC and Nasdaq. In reaching its conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between us and each of the director nominees, including those discussed under the caption “Certain Relationships and Related Transactions” below. Our Board determined that any relationships that exist or existed in the past between us and each of the foregoing nominees, if any, were immaterial on the basis of the information set forth in the above-referenced sections.

Information Regarding the Nominees

Our Board currently consists of eight directors. The eight persons named in the table below are nominees for director at the Annual Meeting to serve until the next annual meeting of stockholders, and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

The Nominating and Governance Committee of the Board recommended, and the full Board has approved, David A. Fischhoff, Ph.D., Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Alan D. Willits and Mark W. Wong as nominees for re-election as directors at the Annual Meeting. If elected, each of the directors will serve until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees is currently a director of our company.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.

Name	Age	Position with the Company
David A. Fischhoff, Ph.D.	66	Director
Mark J. Harvey	64	Chairman of the Board
Consuelo E. Madere	59	Director
Alexander C. Matina	43	Director
Charles (Chip) B. Seidler	42	Director
Robert D. Straus	49	Director
Alan D. Willits	61	Director
Mark W. Wong	70	President, Chief Executive Officer and Director

David A. Fischhoff, Ph.D., was elected to the Board in December 2016. He has 35 years of experience in agricultural research and development (“R&D”) across a broad range of technologies, product development and business development in areas including biotechnology, plant breeding, genomics, precision agriculture and data science. In addition to R&D leadership, he has expertise in new technology identification, assessment and acquisition; technology licensing; establishment and management of research collaborations; and intellectual property management and defense. Dr. Fischhoff retired in 2016 after a 33-year career with Monsanto Company and currently serves as an independent consultant and advisor. He currently serves as a member of the Scientific Advisory Board of AgBiome, Inc., and as Chair of the Scientific Advisory Board of CiBO Technologies. With Monsanto, he most recently served from 2014 to 2016 as Chief Scientist of The Climate Corporation, a subsidiary of Monsanto that develops and provides digital agriculture products and services for farmers. At The Climate Corporation, he led R&D teams in data science, field research and new measurement technologies. Prior to this, from 2002 to 2014, he was Vice President for Technology Strategy and Development at Monsanto with responsibilities for scientific strategy, identification of new growth opportunities, assessment and acquisition of new technologies, and oversight of Monsanto’s research portfolio. Dr. Fischhoff is internationally recognized as a founder of agricultural biotechnology. He was responsible for the development of insect resistant transgenic crops (i.e., Bt crops), which today are a primary tool for insect control in corn, cotton and soybean in multiple countries.

He is the co-inventor of the synthetic gene technology for expression of Bt genes in plants, which is the enabling technology for all insect resistant crops today. Dr. Fischhoff served as the scientific expert in the acquisition by Monsanto of multiple biotech and seed companies, including Agracetus, Calgene, Ecogen, Dekalb and Asgrow. He initiated and led Monsanto’s plant genomics research program, and from 1998 to 2002 he was Co-President of Cereon Genomics LLC, a collaborative research venture between Monsanto and Millennium Pharmaceuticals; and he played leadership roles in the establishment and management of genomics research collaborations with Mendel Biotechnology, Paradigm Genetics and Ceres. Dr. Fischhoff received a S.B. degree in Biology from the Massachusetts Institute of Technology and a Ph.D. in Genetics and Molecular Biology from The Rockefeller University. He was the recipient of the first Innovation Prize for Agricultural Technology from the American Society of Plant Biologists in 2015 for his work on insect resistant crops, and the James B. Eads Award for outstanding achievement in technology from the Academy of Science of St. Louis in 2010. Dr. Fischhoff is also the recipient of Monsanto’s two highest awards for science and technology. He is the inventor on key patents related to insect resistant plants, an author of more than 25 scientific publications, and an invited speaker at numerous national and international symposia. We believe that Dr. Fischhoff’s wealth of experience in agriculture, genetics and technology qualify him to serve on the Board.

Mark J. Harvey was appointed Chairman of the Board in December 2014, after having served as Vice Chairman since April 2013. In addition to his duties as Chairman, he actively supports our sales and marketing efforts. Mr. Harvey has more than 35 years of experience in production processing and marketing of seed to many parts of the world, particularly branded alfalfa and clover. Mr. Harvey managed a 10,000-acre family farm producing seed, wheat and pulse crops, along with wool and beef, from 1976 until 1996 when the company he founded, Paramount Seeds, was sold to Elders Ltd. While with Elders, he was manager of their national and international seed business from 1996 until 2001. In 2002, he was a founding partner of S&W Seed Company Australia Pty Ltd (f/k/a Seed Genetics International Pty Ltd, “S&W Australia”), where he focused primarily on marketing and distribution. Mr. Harvey is currently an investor in and the vice chairman of Duxton Broad Acre Farms, a publicly traded 60,000 acre farming and ranching operation based in Australia listed on the Australian Stock Exchange. Mr. Harvey has served as a member of the board of directors of Duxton Broad Acres Farms since September 2018. Mr. Harvey was educated at Cunderdin Agricultural College in West Australia. We believe that Mr. Harvey’s extensive experience in the seed industry, which contributes valuable business expertise, qualifies him to serve on the Board.

Consuelo E. Madere was elected to the Board in January 2018. Ms. Madere has served as President and Founder of Proven Leader Advisory LLC, a management consulting and executive coaching firm, since March 2014. From May 2014 through December 2017, she served on the board of directors of Potash Corp, a publicly traded fertilizer company listed on both the New York Stock Exchange and the Toronto Stock Exchange. Since January 2018, she has served as an independent director of Nutrien Ltd., a publicly traded Canadian company listed on the New York Stock Exchange, and the surviving entity following the merger of Agrium Inc. and Potash Corporation of Saskatchewan Inc. Since February 2018, she has served as an independent director of Lindsay Corporation, a publicly traded company based in Omaha, Nebraska. From 1982 to April 2013, Ms. Madere served in a number of key leadership positions at Monsanto Company, a global provider of agricultural solutions, including President of the vegetable seeds division from 2008 to 2009, General Manager of the Europe/Africa division from 2005 to 2008, President of its dairy business from 2003 to 2005 and, most recently, as Vice President of its Global Vegetables and Asia commercial businesses. Since November 2013, Ms. Madere has served on the Dean’s Advisory Council of the Louisiana State University Honors College. She is a member of the Latin Corporate Directors Association as well as the Hispanic Association on Corporate Responsibility. Ms. Madere is also certified by the National Association of Corporate Directors as a Governance Fellow. Ms. Madere received a B.S. degree in Chemical Engineering from Louisiana State University and an M.B.A. from the University of Iowa. We believe that Ms. Madere’s strong industry knowledge and public company experience qualify her to serve on the Board.

Alexander C. Matina has served on the Board since May 2015. Since November 2007, he has held the office of Vice President, Investments for MFP Investors, LLC, the family office of Michael F. Price, which has a value-investing focus across public and private markets. From October 2005 to August 2007, Mr. Matina served in various roles at Balance Asset Management, a multi-strategy hedge fund, and from June 2004 to September 2005, as a senior associate at Altus Capital Partners, a middle market private equity fund. Prior thereto, he was a principal at 747 Capital, a private equity fund-of-funds, and a financial analyst at Salomon Smith Barney in the financial sponsors group of the investment banking division. Since April 2013, he has served on the board of directors of Trinity Place Holdings, Inc., a publicly traded real estate company and as its Chairman of the Board since November 2013. Since August 2007, Mr. Matina has also served as an adjunct professor of finance at Fordham University. From December 2017 to May 2019, Mr. Matina served on the board of directors of Papa Murphy’s, a national restaurant chain which was listed on Nasdaq until the company was acquired and taken private in May 2019. Mr. Matina received a bachelor’s degree from Fordham University and an M.B.A. from Columbia University. We believe that Mr. Matina’s strong finance background, including experience with private equity, as well as his experience with other public companies qualify him to serve on the Board.

Charles (Chip) B. Seidler was elected to the Board in June 2010. Mr. Seidler has served as portfolio manager of BTG Pactual, an investment bank with operations in Latin America, since April 2018. From October 2017 to April 2018, Mr. Seidler began serving as a portfolio manager of City Financial Hedge Fund Group in London, England. From June 2010 through August 2017, he served as an executive director and senior member of a proprietary trading group of Nomura Securities in New York, New York. From January 2007 through June 2010, Mr. Seidler held various senior positions at Deutsche Bank AG in Tokyo, Japan, including Head of JPY/UST International Sales (from March 2009 until his departure in June 2010), JPY Flow Trader (from September 2008 to March 2009) and Rates Proprietary Trader from January 2007 to September 2008. Between March 2003 and January 2007, Mr. Seidler was Portfolio Manager of Caxton Associates, L.L.C., the macro hedge fund, New York, New York, where he focused on macro and relative value trading with a particular focus on the Japanese markets. He currently and during the last five years has served on numerous corporate boards of directors, however, none of them are companies with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Seidler received a bachelor’s degree and a Masters of Arts from Colgate University. We believe that Mr. Seidler’s extensive experience in the corporate boardroom and financial expertise qualify him to serve on the Board.

Robert D. Straus was elected to the Board in January 2018. Mr. Straus currently serves as a Portfolio Manager at Wynnefield Capital, Inc., an investment management firm, where he has been employed since April 2015. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities and private companies. Prior to joining Wynnefield Capital, Inc., Mr. Straus served as a Senior Equity Analyst of Gilford Securities, an investment banking firm, from February 2009 through March 2015. Mr. Straus served as Managing Director or Senior Analyst at several investment banks over nearly 20 years. Since June 2017, Mr. Straus has served on the Board of Directors for Nature’s Sunshine, a Nasdaq-listed nutritional and personal care products company, for which he also serves on the Audit committee and the Compliance Committee. Mr. Straus has also served as a member of the Board of Directors of MK Acquisition LLC, a mountain lifestyle apparel brand founded in Jackson Hole, Wyoming, since May 2015. From May 2017 to June 2018, Mr. Straus served as a member of the Board of Directors of Hollender Sustainable Brands LLC, a female sexual wellness consumer brand with headquarters in Burlington, Vermont. Mr. Straus received a B.S.B.A. degree from the University of Hartford and a M.B.A. from Bentley University. We believe that Mr. Straus’ financial and public company experience, as well as Mr. Straus’ extensive experience assessing capital allocation programs, evaluating business strategy and conducting in-depth due diligence, qualify him to serve on the Board.

Alan D. Willits was elected to the Board in July 2018. From June 2014 to September 2018, he served in various senior management positions at Cargill Asia Pacific, including Chairman, where he lead Cargill’s Agriculture Supply Chain business in the Asia-Pacific region. He was responsible for several businesses within this group, including Cargill’s oil palm plantations, trading and merchandising in the Asia-Pacific region, and Cargill’s grains and oilseeds supply chain businesses in North Asia, South Asia and Australia. From February 2008 to May 2014, Mr. Willits served as President of Cargill Corn Milling America, where he oversaw all aspects of the corn processing business. Between January 2005 and February 2008, Mr. Willits served as President of Cargill Specialty Seed and Oil. Mr. Willits also held various other senior positions with Cargill between 1980 and 2005, during which he managed Cargill’s international wheat trading activities in Geneva, Switzerland, its grain business in Argentina and its specialty canola oils business. Mr. Willits received a bachelor’s degree from the University of Illinois, College of Agriculture in Agricultural Economics. We believe that Mr. Willits’ extensive industry experience and agricultural expertise, including his knowledge of the agricultural industry in the Asia-Pacific and other geographic regions, qualify him to serve on the Board.

Mark W. Wong was elected to the Board in December 2014. In June 2017, he was appointed to serve as our President and Chief Executive Officer. He has more than 35 years of experience in agribusiness, with particular expertise in technology integration and commercialization. Mr. Wong was a founder and, since 2009, has been a partner of Colorado Financial Holdings (“CFH”), a private venture investment and investment bank that specializes in the agricultural, energy and biotechnology sectors. From January 2012 to March 2018, Mr. Wong served as Chairman of American Dairyco, Ponte Vedra, Florida, the owner and operator of dairies in Florida and Georgia, which is a venture jointly owned by CFH. Between 2008 and December 2015, he served either as Chairman of the Board or chief executive officer of Agrivida, a private company that is developing and commercializing high-performance products that incorporate novel, regulated proteins precisely engineered for specific applications in a variety of markets, including animal nutrition, bio-based fuels and chemicals and industrial enzymes. From January 2016 to February 2016, Mr. Wong served as Acting President and Chief Executive Officer of Arcadia Biosciences, Inc., a publicly-traded agricultural biotechnology trait company for which he also served on the board from May 2006 until February 2016. Mr. Wong was the Chief Executive Officer of Renewable Agricultural Energy Corporation, a private ethanol production company, from 2006 to 2007. Prior to that time, was the founder and, from 1999 to 2005, chief executive officer of Emergent Genetics, an international seed biotech company that was sold to Monsanto Company in 2005. Mr. Wong founded and managed a series of other agricultural and biotechnology companies, including Big Stone Partners, Agracetus Corporation, a plant biotechnology company that was sold to Monsanto and Agrigenetics Corporation, a seed and biotechnology company that was sold to Dow Chemical. Mr. Wong also worked as an engineer for FMC Corporation and Chemical Construction Corporation. Mr. Wong served as a director of BioFuel Energy Corp., a publicly traded corn ethanol company, from January 2008 until October 2014, and Chair from March 2010 to October 2014, when it was renamed Green Brick Partners following an acquisition and recapitalization transaction. Mr. Wong received a B.S. degree in Chemical Engineering from Lehigh University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. We believe that Mr. Wong’s extensive background in the agricultural and energy industries, and his many years of executive leadership experience, qualify him to serve on the Board.

Committees of the Board of Directors

Our Board has six standing committees: an Audit Committee; a Compensation Committee; a Nominating and Governance Committee; a Finance Committee; an Acquisition and Strategy Committee; and a Scientific Advisory Committee, each of which meet as needed or advisable. The table below provides membership and meeting information for fiscal 2019 for each of the standing committees of the Board. In addition to formal in-person and telephonic meetings, certain of the standing committees took various actions by written consent during the fiscal year and spent many hours in informal consultation with one another and with management.

Name	Audit	Compensation	Nominating and Governance	Finance	Acquisition and Strategy	Scientific Advisory
David A. Fischhoff, Ph.D.		X	X			X*
Mark J. Harvey					X
Consuelo E. Madere		X	X*
Alexander C. Matina		X*		X*	X*
Charles B. Seidler (1)	X*		X	X
Robert D. Straus	X				X
Grover T. Wickersham (2)	X		X
Alan D. Willits (3)	X		X		X
Mark W. Wong				X	X
Total meetings held in fiscal 2019	7	5	5	4	7	2

*	Committee Chairperson
(1)	Mr. Seidler was appointed as Chair of the Audit Committee in January 2019. Mr. Seidler served on the Nominating Governance Committee until January 2019.
(2)

Mr. Wickersham served as Chair of the Audit Committee and as a member of the Nominating and Governance Committee until January 2019. Mr. Wickersham did not stand for reelection at our annual meeting of stockholders held in January 2019 and, as such, his tenure on our Board, the Audit Committee and the Nominating and Governance Committee ended effective as of January 16, 2019.

(3)	Mr. Willits was appointed to the Nominating and Governance Committee and the Acquisition and Strategy Committee in July 2018. Mr. Willits was appointed to the Audit Committee in January 2019.

Audit. Committee

As of the date of this Proxy Statement, the members of the Audit Committee are Messrs. Seidler, Straus and Willits, with Mr. Seidler serving as the Chair of the Audit Committee.

The Audit Committee was established in accordance with applicable SEC rules to oversee our corporate accounting and financial reporting processes and audits of its financial statements. We are required to have an Audit Committee in order to maintain our listing on the Nasdaq Capital Market. Our Board has determined that each of the members of our Audit Committee satisfies the requirements for Audit Committee independence and financial literacy under the current rules and regulations of the SEC and the Nasdaq Stock Market. The Board has also determined that Mr. Seidler is an “Audit Committee financial expert” as defined in SEC rules and satisfies the financial sophistication requirements of Nasdaq. This designation does not impose on Mr. Seidler any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our Audit Committee and our Board.

The Audit Committee is responsible for, among other things:

•	selecting, hiring and terminating our independent auditors;
•	evaluating the qualifications, independence and performance of our independent auditors;
•	approving the audit and non-audit services to be performed by the independent auditors;
•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q; and

•	providing to the Board information and materials to make the Board aware of significant financial and audit-related matters that require the attention of the Board.

The Audit Committee acts under a written charter adopted and approved by our Board. A current copy of the charter of our Audit Committee is available on the Investors page on our website located at www.swseedco.com.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended June 30, 2019. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2019 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2019. Our Board has approved this inclusion.

AUDIT COMMITTEE

Charles B. Seidler (Chair)

Robert D. Straus

Alan D. Willits

Compensation Committee

As of the date of this Proxy Statement, the members of the Compensation Committee are Ms. Madere, Mr. Matina and Dr. Fischhoff, with Mr. Matina serving as the Chair of the Compensation Committee. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under Rule 5605(d)(2) of the Nasdaq listing standards, the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

The Compensation Committee is responsible for, among other things:

•	overseeing our compensation policies, plans and benefit programs and making recommendations to the Board with respect to improvements or changes to the compensation plans and adoption of other plans;
•

reviewing and approving with respect to our executive officers: annual base salaries, annual incentive bonuses, equity compensation, employment agreements, severance arrangements and change of control agreements/provisions, signing bonuses or payments of relocation costs and any other benefits, compensation or arrangements;

•	evaluating and approving the corporate and individual goals and objectives relevant to the compensation of our executive officers; and
•	administering our equity compensation plans.

The Compensation Committee acts under a written charter adopted and approved by our Board. A current copy of the charter of our Compensation Committee is available on the Investors page on our website located at www.swseedco.com.

Typically, the Compensation Committee meets approximately four times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chairman of the Board. The Compensation Committee meets regularly in executive session. However, from time to time, other directors and outside advisors or consultants may be invited to participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. The Compensation Committee has the authority to obtain, at our expense, such advice or assistance from consultants, legal counsel, accounting or other advisors as it deems appropriate to perform its duties. Without limiting the generality of the foregoing, the Compensation Committee may retain or obtain the advice of compensation consulting firms to assist in the performance of its duties and to determine and approve the terms, fees and costs of such engagements. Under its charter, prior to selecting, or receiving advice from, any consultant or advisor, the Compensation Committee is required to consider the independence of such advisor based on any applicable criteria specified by the SEC or Nasdaq, including the independence factors listed in Nasdaq Rule 5605(d)(3). However, the Compensation Committee is not prohibited from obtaining advice from advisors that it determines are not independent.

The Compensation Committee has retained Frederic W. Cook & Co., Inc., (“FW Cook”), as its compensation consultant. FW Cook was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, FW Cook was requested by the Board to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels within such comparative group. FW Cook ultimately developed recommendations that were presented to the Compensation Committee and the Board for their consideration in connection with its review and determination of executive and director compensation for fiscal 2020.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2019 are described in greater detail in the Executive Compensation section of this Proxy Statement.

Nominating and Governance Committee

As of the date of this Proxy Statement, the members of the Nominating and Governance Committee are Ms. Madere, Dr. Fischhoff and Mr. Willits, with Ms. Madere serving as the Chair of the Nominating and Governance Committee. Our Board has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current rules of the SEC and Nasdaq.

The goal of the Nominating and Governance Committee is to ensure that the members of our Board have a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. To this end, the committee seeks nominees with high professional and personal integrity, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. Although neither we nor our Nominating and Governance Committee has a formal policy about diversity in the nominee selection process, our Nominating and Governance Committee charter states that the committee’s goal is to develop a diverse and experienced board. In the context of the existing composition and needs of the board and its committees, the Nominating and Governance Committee considers various factors, including, but not limited to, independence, age, diversity (which, in this context, means race, ethnicity and gender), integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry.

Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have not established any particular minimum criteria for nominees. After its evaluation of potential nominees, the committee submits nominees to the Board for approval. When appropriate, the Nominating and Governance Committee may in the future retain executive recruitment firms to assist in identifying suitable candidates but has not done so in connection with the Annual Meeting.

The Nominating and Governance Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending to our Board the director nominees for each annual meeting of stockholders;
•	evaluating the performance of current members of our Board;
•	ensuring that our Board is properly constituted to meet its fiduciary obligations to us and our stockholders and that we follow appropriate governance standards;
•	developing principles of corporate governance and recommending them to our Board;
•	overseeing compliance by our Board and its committees with applicable laws and regulations, including those promulgated by the rules of the SEC and Nasdaq; and
•	overseeing the evaluation of our Board and recommending compensation of Board members.

The Nominating and Governance Committee acts under a written charter adopted and approved by our Board. A current copy of the charter of our Nominating and Governance Committee is available on the Investors page on our website located at www.swseedco.com.

Finance Committee

The Finance Committee provides ad-hoc recommendations and guidance to the full Board on issues related to the financing of the Company. As of the date of this Proxy Statement, the Finance Committee was comprised of Messrs. Matina, Seidler and Wong, with Mr. Matina serving as the Chair of the Finance Committee.

Acquisition and Strategy Committee

The Acquisition and Strategy Committee provides ad-hoc recommendations and guidance to the full Board in connection with identifying and pricing potential acquisition candidates and transactions. As of the date of this Proxy Statement, the Acquisition and Strategy Committee was comprised of Messrs. Harvey, Matina, Straus, Willits and Wong, with Mr. Matina serving as the Chair of the Acquisition and Strategy Committee.

Scientific Advisory Committee

Established by the Board in January 2019, the Scientific Advisory Committee provides ad-hoc recommendations and guidance to the full Board and the Company’s senior management in connection with the Company’s research and development programs, technology and science. The Scientific Advisory Committee consists of (i) one member currently serving on the Board and (ii) up to three additional members, each of whom shall not be an employee or a director of the Company. As of the date of this Proxy Statement, Dr. Fischhoff was the Chair and sole member of the Scientific Advisory Committee.

Board Independence

At all times throughout fiscal 2019, our Board consisted of a majority of independent directors. Of our eight current directors, throughout fiscal 2019 only the Chief Executive Officer was an employee. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq Capital Market, as in effect from time to time. Our Board has affirmatively determined that Dr. Fischhoff, Ms. Madere and Messrs. Matina, Seidler, Straus and Willits,

representing a majority of the director nominees, are “independent directors” as defined under the rules of the SEC and Nasdaq. In reaching its conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between us and each of the directors, including those discussed under the caption “Transactions with Related Persons” below. Our Board determined that any relationships that exist or existed in the past between us and each of the foregoing nominees, if any, were immaterial on the basis of the information set forth in the above-referenced sections.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board has a policy of conducting executive sessions of the independent directors. The Board holds regular executive sessions of the independent directors at least four times per year in connection with regularly-scheduled Board meetings and holds executive sessions at other times throughout the year as needed or desired. These directors may designate one of their number to preside at each session, although it need not be the same director at each session. Regardless of the fact that these executive sessions are required by Nasdaq, we believe they are important vehicles to encourage open communication. Whether a presiding director is selected for each session or not, one among the directors present is designated to communicate the results of each such meeting to the full Board.

Board Meetings and Attendance

The Board met eight times in fiscal 2019. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which such person has been a director, and (ii) the total number of meetings held by each committee of the Board on which such person served during the periods that such person served.

Board Attendance at Annual Stockholder Meetings

Our directors are strongly encouraged to attend each annual meeting of stockholders, although such attendance is not required. All of our then-current directors attended the Annual Meeting of Stockholders held on January 16, 2019.

Board Leadership

The Board does not have a formal policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and our stockholders. Currently, we separate the role of Chairman and Chief Executive Officer. Mr. Harvey serves as the Chairman and Mr. Wong serves as Chief Executive Officer. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of our company, while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and other stockholder issues.

Each of the committees of the Board consists entirely of independent directors.

Our Chairman is selected by a majority of the Board. The Chairman may be replaced at any time by a vote of a majority of the Board then serving; provided, however, that the Chairman may not be removed as a director of the Company except in accordance with the Nevada Revised Statutes, our Bylaws, and other applicable law.

Role of the Board in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board, our senior management are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. This involvement of the Board in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board, and each committee meets with key management personnel and representatives of outside advisors as necessary. Additionally, senior management makes itself available to address any questions or concerns raised by the board on risk management and any other matters.

Our Board and each of our Audit, Compensation and Nominating and Governance committees oversee certain aspects of risk management.

Board/Committee	Primary Areas of Risk Oversight

Full Board

Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, internal investigations and enterprise risks

Compensation Committee

Risks and exposures associated with leadership assessment, executive compensation policies and practices and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking

Nominating and Governance Committee	Risks and exposures associated with director and senior management succession planning, director independence, corporate governance and overall Board effectiveness

Additional review or reporting on enterprise risks will be conducted as needed or as requested by the Board or a committee thereof.

Stockholder Communications with the Board of Directors

Stockholders and interested parties who wish to contact our Board, our Chairman, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Corporate Secretary. Email correspondence of this nature should be sent to secretary@swseedco.com, and other written correspondence should be addressed to S&W Seed Company, 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501, Attention: Secretary.

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its members. These communications will be reviewed by our Corporate Secretary, who will then determine whether the communication is appropriate for presentation to the Board or the relevant director. The purposes of this screening is to avoid the Board having to consider spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate or irrelevant material. The Corporate Secretary will determine, in her discretion, whether any response is necessary and may forward certain correspondence, such as customer-related inquiries, elsewhere within our company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating and Governance Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

Stockholder Recommendations for Director Candidates

There have been no material changes to the procedures by which our stockholders may recommend nominees to the Board as disclosed in our previous periodic reports filed with the SEC.

Code of Business Conduct and Ethics

Our Board values effective corporate governance and adherence to high ethical standards. As such, our Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, including our senior executive and financial officers. Our Code of Business Conduct and Ethics is available on our corporate website located at www.swseedco.com/investors.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to: S&W Seed Company, 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501, Attention: Secretary, or by e-mail to secretary@swseedco.com. Any waivers of the application of, and any amendments to, our code of ethics must be made by our Board and will be disclosed promptly on our Internet website, www.swseedco.com.

Corporate Governance

Our Board believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our Board has implemented many “best practices” in the area of corporate governance, including the establishment of separate committees of our board, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management, among other things.

Non-Employee Director Compensation

Overview

Our director compensation programs are designed to provide an appropriate incentive to attract and retain qualified non-employee board members. The Nominating and Governance Committee is responsible for reviewing the equity and cash compensation for directors on an annual basis and making recommendations to the Board, in the event it determines changes are needed.

Summary Director Compensation Table

The following table summarizes the fiscal 2019 compensation earned by each person who served on the Board at any time during fiscal 2019, other than Mr. Wong, our President and Chief Executive Officer, whose compensation is described under “Executive Officer Compensation” beginning on page 34.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
David A. Fischhoff, Ph.D.	48,538		27,375	8,913	84,826
Mark J. Harvey	177,000	(4)	-	-	177,000
Consuelo E. Madere	48,432		26,249	8,547	83,227
Alexander C. Matina	72,000		31,501	10,256	113,757
Charles B. Seidler	51,000		27,375	8,913	87,288
Robert D. Straus	51,875		26,249	8,547	86,671
Grover T. Wickersham (5)	26,375		-	-	26,375
Alan D. Willits	53,345		41,063	13,424	107,833

(1)

The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to the directors as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date. These amounts do not correspond to the actual value that may be realized by the directors upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the SEC on September 18, 2019.

(2)

As of June 30, 2019, the aggregate number of shares outstanding under all stock awards held by our non-employee directors were: David A. Fischhoff: 12,155 shares; Mark J. Harvey: no shares; Consuelo E. Madere: 11,986 shares; Alexander C. Matina: 14,384 shares; Charles B. Seidler: 12,500 shares; Robert D. Straus: 18,042 shares; Alan D. Willits: 12,500 shares.

(3)

As of June 30, 2019, the aggregate number of shares outstanding under all options to purchase our common stock held by our non-employee directors were: David A. Fischhoff: 24,655 shares; Mark J. Harvey: 7,000 shares; Consuelo E. Madere: 17,856 shares; Alexander C. Matina: 42,026 shares; Charles B. Seidler: 42,609 shares; Robert D. Straus: 11,986 shares; Alan D. Willits: 16,648 shares.

(4)

This amount includes an annual stipend of $175,000 paid to Mr. Harvey for his role as Non-Executive Chairman of the Board, in addition to the per meeting fees for serving a director of S&W Seed Company Australia Pty Ltd.

(5)	Mr. Wickersham did not stand for reelection at our Annual Meeting of Stockholders held in January 2019.

Annual Retainer and Per Meeting Fees for Non-Employee Directors

Directors who are also our employees do not receive any additional compensation for their service on the Board. Effective July 1, 2019, other than our Chairman, non-employee directors receive an annual cash retainer of $40,000. In fiscal 2019, the Chairman of the Board was paid an annual cash retainer of $175,000, payable monthly.

In addition to the annual retainer, non-employee directors receive an annual restricted stock unit award for a number of shares equal to $55,000 divided by the price per share of our common stock on the date of grant.

For service on the various committees of our Board, our non-employee directors, including the Chairman of the Board, receive:

•

an annual retainer of $25,000, $20,000, $15,000, $15,000, $25,000 and $15,000 for service as chair of our Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee, Acquisition and Strategy Committee and Scientific Advisory Committee, respectively; and

•

an annual retainer of $12,500, $10,000, $7,500, $7,500, $25,000 and $7,500 for service as a member of our Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee Acquisition and Strategy Committee and Scientific Advisory Committee, respectively.

These committee retainers are paid 70% in cash and 30% in equity, with the equity portion payable in the form of a restricted stock unit award for a number of shares based on the price per share of our common stock on the date of grant.

These equity awards are granted following our annual stockholders meeting each year, and vest at the earlier of one-year from the date of grant or the date of the next annual stockholders meeting.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings and for other company-related out-of-pocket expenses they may incur.

EXECUTIVE OFFICERS

The following table sets forth the name and certain information as of the date of this Proxy Statement about our executive officers who are not members of our Board. Biographical information about Mark W. Wong, our President and Chief Executive Officer, can be found on page 14.

Name	Age	Position
Mark W. Wong	70	President and Chief Executive Officer
Matthew K. Szot	45	Executive Vice President of Finance and Administration, Chief Financial Officer, Secretary and Treasurer
Donald Panter	57	Executive Vice President, Americas
David Callachor	54	Executive Vice President, International

Mr. Szot has served as our Chief Financial Officer and Treasurer since March 2010. In August 2014, he was designated our Executive Vice President of Finance and Administration, after having held the title of Senior Vice President prior thereto. Mr. Szot also serves as a member of the Boards of our wholly owned subsidiaries, S&W Seed Australia Pty Ltd and S&W Australia. Mr. Szot is also currently a Director and serves as Chairman of the Audit Committee of SenesTech, a publicly traded life science company focused on animal health. From June 2018 to August 2019, Mr. Szot served on the board of directors and as Chairman of the Audit Committee of Eastside Distilling, Inc., a publicly traded company in the craft spirits industry. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot received a B.S. degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the State of California.

Mr. Panter has served as our Executive Vice President, Americas since October 2018. Mr. Panter has more than 20 years of experience as an agribusiness executive, with time spent in both start-up and turn-around business situations and expertise in such areas as product/project development, global business, strategic planning and technology evaluation. From March 2018 until his appoint as our Executive Vice President, Americas in October 2018, Mr. Panter worked as an independent consultant to us. From November 2012 to March 2018, Mr. Panter served as President and Chief Executive Officer of American DairyCo, a privately held, U.S.-based commercial dairy company consisting of approximately 10,000 dairy cows and agricultural operations across 5,000 acres in across the South and Southeastern U.S., where he managed all business operations and reported to the company’s board of directors. Mr. Panter has also previously served in leadership positions at several seed and biotechnology companies, including Stoneville Pedigreed Seed, Emergent Genetics, Harris Moran Seed Company and Mendel BioEnergy Seeds. Mr. Panter earned his Ph.D. and M.S. in Plant Breeding and Genetics, and B.S. in Plant and Soil Science, all from the University of Tennessee, Knoxville.

Mr. Callachor has served as our Executive Vice President, International since October 2018, and previously served as our Commercial Manager, Hybrid Crops since joining us in January 2018. Mr. Callachor is a senior agribusiness executive with over 20 years of experience in the agriculture industry, including extensive international experience in hybrid seeds, traits and new technologies. From May 2015 to January 2018, Mr. Callachor served Limagrain as its Group Sales Manager for South East Asia, where he was responsible for all commercial activities in field crops in South East Asia, established a joint venture business in Indonesia, managed sales and marketing staff in Cambodia, Thailand and Myanmar, and established product registrations in South America and Africa. Mr. Callachor served as Regional Manager at Sacoa from February 2014 and April 2015, where he was responsible for all commercial operations for Northern Australia primarily for field crops and cotton. Mr. Callachor worked as a consultant for The Grains Research and Development Corporation, a statutory corporation in Australia and one of the world’s leading grains research organizations. From January 2012 to December 2013, he also served as National Farm Services Manager for Landmark, an Agrium Company, in Australia, where he managed all technology and service offerings in the field for the Landmark farm services business, a major farm input supplier in Australian agriculture. Mr. Callachor held various positions with Advanta International, a global seed company, between 2004 and 2009.

Employment Agreements with Named Executive Officers

As of June 30, 2019, we had employment agreements with each of our Named Executive Officers.

Wong Employment Agreement

On June 19, 2017 in connection with his appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Wong (the “Wong Employment Agreement”), pursuant to which Mr. Wong was entitled to receive the following compensation:

•	annual base salary of $350,000;
•

eligibility to receive an annual performance bonus, with an initial target bonus of up to $800,000, payable 70% in equity awards and 30% in cash, of which his cash portion for fiscal year 2018 is guaranteed at a minimum of $240,000; and

•

an initial stock option grant under our Amended and Restated 2009 Equity Incentive Plan, exercisable for up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant, all of which shares will be subject to monthly vesting over a three-year period.

The Wong Employment Agreement also provides that, in the event Mr. Wong’s employment is terminated without cause, or he resigns for good reason (each as defined in the Wong Employment Agreement) he will be entitled to:

•

the vesting of all of his outstanding equity awards will immediately accelerate in full as of the date of such termination or resignation, and the exercise period for each stock option held as of the date of termination will be extended to the remainder of the full term of the option, and

•

(i) a cash severance payment equal to twelve months of his base salary in effect at the time of his termination, plus the full amount of the possible bonus compensation to which he would have been entitled for the current year (the “Cash Severance Payment”), and (ii) payment of health insurance premiums for twelve months, all subject to the Company’s timely receipt of an effective release and waiver of claims from Mr. Wong.

In addition, in the event of a change of control, or in the event we sell all or substantially all of our assets, and Mr. Wong is not offered a comparable position with the successor-in-interest resulting from such transaction, he will be entitled to receive (x) an amount equal to the Cash Severance Payment multiplied by two (provided that the multiplier shall be increased to three in the event the price of our common stock payable in connection with such transaction is at least $10 per share); and (y) payment of health insurance premiums for two years from the date of such transaction (or three years in the event the price of our common stock payable in connection with such transaction is at least $10 per share). Further, provided that Mr. Wong is employed by us immediately prior to any such change in control transaction, the vesting of all of his outstanding equity will accelerate in full as of immediately prior to the effective time of such transaction, and the exercise period for each stock option held as of the date of such transaction will be extended to the remainder of the full term of the option.

In December 2018 our Board approved changes to the terms of Mr. Wong’s compensation, effective October 25, 2018 and for a period of two years, pursuant to which Mr. Wong is entitled to receive the following compensation:

•	annual base salary of $475,000; and
•	eligibility to receive an annual performance bonus, with an initial target bonus of $855,000, subject to a maximum amount equal to $1,045,000, payable 70% in equity awards and 30% in cash.

In addition, our Board approved changes to Mr. Wong’s severance in connection with a change of control. As modified, in the event of a change of control, or in the event we sell all or substantially all of our assets, and Mr. Wong is not offered a comparable position with the successor-in-interest resulting from such transaction, under Mr. Wong will be entitled to the following:

•

provided that Mr. Wong is employed by us immediately prior to any such change in control transaction, the vesting of all of his outstanding equity will accelerate in full as of immediately prior to the effective time of such transaction, and the exercise period for each stock option held as of the date of such transaction will be extended to the remainder of the full term of the option;

•

in the event the price of our common stock payable in connection with such transaction is less than $6 per share, a cash severance payment equal to the sum of (i) twelve months of his base salary in effect at the time of his termination, plus (ii) two times the full amount of the possible cash component of the bonus compensation to which he would have been entitled for the current year;

•

in the event the price of our common stock payable in connection with such transaction is between $6 per share and $9 per share, (a) a cash severance payment equal to the sum of (i) twenty-four months of his base salary in effect at the time of his termination, plus (ii) two times the full amount of the possible cash component of the bonus compensation to which he would have been entitled for the current year, and (b) two times the full amount of the possible equity component of the bonus compensation to which he would have been entitled for the current year;

•

in the event the price of our common stock payable in connection with such transaction is between $9 per share and $12 per share, (a) a cash severance payment equal to the sum of (i) thirty months of his base salary in effect at the time of his termination, plus (ii) two and a half times the full amount of the possible cash component of the bonus compensation to which he would have been entitled for the current year, and (b) two and a half times the full amount of the possible equity component of the bonus compensation to which he would have been entitled for the current year; and

•

in the event the price of our common stock payable in connection with such transaction is greater than $12 per share, (a) a cash severance payment equal to the sum of (i) thirty-six months of his base salary in effect at the time of his termination, plus (ii) three times the full amount of the possible cash component of the bonus compensation to which he would have been entitled for the current year, and (b) three times the full amount of the possible equity component of the bonus compensation to which he would have been entitled for the current year.

Except as discussed above, the principal terms of the Mr. Wong’s employment remain consistent with those in the Wong Employment Agreement.

Szot Employment Agreement

In March 2016, we entered into a three-year employment agreement with Mr. Szot, effective January 1, 2016 and expiring on December 31, 2018. The principal terms of Mr. Szot’s employment agreement were as follows:

•	Mr. Szot will continue to serve as our Executive Vice President of Finance and Administration and Chief Financial Officer.
•	Mr. Szot’s annual base salary was initially fixed at $285,000, subject to periodic review (not less frequently than annually).
•

Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Szot. Initially, an annual incentive bonus of up to 100% of the base salary may be paid, which is payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals will be subject to annual review.

•

Mr. Szot will continue to be eligible to participate in our equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

•

Mr. Szot will be entitled to various executive benefits and perquisites, including, without limitation, all generally provided company employee benefits, plus life insurance purchased for his beneficiaries by us.

•

In the event Mr. Szot’s employment is terminated without cause (as defined in the Szot Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current base salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

•

In the event of a change of control, and provided that Mr. Szot is not offered a comparable position (as defined in the Szot Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual base salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year’s targeted incentive bonus compensation, multiplied by a factor of 1.5; provided, however, that the multiplier shall be increased to a factor of two in the event the price of our Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, we will pay, or cause to be paid, Mr. Szot’s health insurance premiums for one and a half years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for two years.

•

Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

In December 2018 our Board approved changes to the terms of Mr. Szot’s compensation, effective October 25, 2018 and for a period of two years, pursuant to which Mr. Szot is entitled to receive the following compensation:

•	annual base salary of $310,000; and
•

eligibility to receive an annual performance bonus, with an initial target bonus of 110% of his base salary, subject to a maximum amount equal to 135% of his base salary, payable 50% in equity awards and 50% in cash.

Except as discussed in the foregoing paragraph, the principal terms of Mr. Szot’s new employment agreement remain the same as those in his prior employment agreement.

In April 2019, we entered into a new employment agreement with Mr. Szot (the “Szot Employment Agreement”), to memorialize the terms of Mr. Szot’s employment arrangement with us. Unless terminated earlier pursuant to its terms, the Mr. Szot’s employment agreement will expire on December 31, 2020. The principal terms of Mr. Szot’s employment agreement are as follows:

•	Mr. Szot will continue to serve as our Executive Vice President of Finance and Administration and Chief Financial Officer.
•	Mr. Szot’s annual base salary is initially fixed at $310,000, effective retroactively to October 25, 2018. The base salary is subject to periodic review (not less frequently than annually).
•

Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Szot. Initially, an annual incentive bonus with an initial target amount equal to 110% of the base salary, with a maximum potential bonus of up to 135% of the base salary, which is payable 50% in cash and 50% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals will be subject to annual review.

•

Mr. Szot is also entitled to reimbursement of certain business and travel expenses, and is eligible to participate in all our employee benefit plans, policies and arrangements that are applicable to our other executive officers.

•

In the event Mr. Szot’s employment is terminated without cause (as defined in the Szot Employment Agreement), he will be entitled to receive a cash severance payments ranging in amounts from six months’ worth of his base salary (in the event of non-renewal of the Szot Employment Agreement) to twelve months’ worth of his base salary and 100% of the his Target Bonus Amount (if Mr. Szot’s employment is terminated without Cause or he resigns for Good Reason (each as defined in the Szot Employment Agreement))

•

In the event of a change of control, and provided that Mr. Szot during the three months before or 12 months after the effective date of a Change of Control (as defined in the Szot Employment Agreement), Mr. Szot’s employment is terminated without Cause or he resigns for Good Reason, he will be eligible to receive: (i) cash severance equal to (a) 18 months’ of the base salary, provided that such amount shall be increased to 24 months’ of the base salary if the per share consideration payable in connection with the Change of Control (the “Transaction Price”) is at least $10.00, and (b) 150% of the Target Bonus Amount, provided that such amount shall be increased to 200% of the Target Bonus Amount if the Transaction Price is at least $10.00; and (ii) payment of Mr. Szot’s COBRA premiums (including coverage for Mr. Szot’s eligible dependents) for 18 months, which period shall be extended to 24 months if the Transaction Price is at least $10.00.

•

Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

Panter Employment Agreement

In October 2018, Donald M. Panter was appointed as Executive Vice President, Americas. In connection with the appointment, Mr. Panter entered into an employment agreement (the “Panter Employment Agreement”) containing the following terms:

•	Mr. Panter will serve as our Executive Vice President, Americas.
•	Mr. Panter’s annual base salary is initially fixed at $260,000. The base salary is subject to periodic review (not less frequently than annually).
•

Mr. Panter was entitled to an initial stock option grant under our Amended and Restated 2009 Equity Incentive Plan, exercisable for up to 75,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on the date of grant, all of which shares are subject to quarterly vesting over a three-year period.

•

Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Panter. Initially, an annual incentive bonus of up to 100% of the base salary may be paid, which is payable 50% in cash and 50% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals will be subject to annual review.

•

Mr. Panter will continue to be eligible to participate in our equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

•

Mr. Panter will be entitled to various executive benefits and perquisites, including, without limitation, all generally provided company employee benefits, life insurance for the benefit of his beneficiaries, a death benefit equal to his base salary at the time of death, if he dies while on Company-related business or two times his base salary at the time of death, if he dies while on company-related business.

•

In the event Mr. Panter’s employment is terminated without cause (as defined in the Panter Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current base salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

•

In the event of a change of control, Mr. Panter he will be entitled to a severance payment equal to (a) his annual base salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year’s targeted incentive bonus compensation, multiplied by a factor of 1.5. In addition, we will pay, or cause to be paid, Mr. Panter’s health insurance premiums for one and a half years from the date of the change of control transaction.

Each of the above employment agreements defines “change-of-control” as the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of consolidation or merger after which the then S&W stockholders before the transaction hold less than 50% of the voting power of the surviving corporation; provided, however, that a reincorporation of the Company will not be deemed a Change of Control.

EXECUTIVE COMPENSATION OVERVIEW

As a smaller reporting company, we are not required to provide a separately-captioned “Compensation Discussion and Analysis” section. However, in order to provide a greater understanding to our stockholders regarding our compensation policies and decisions with respect to our Named Executive Officers, we are including additional information regarding the compensation of our Named Executive Officers.

Compensation Philosophy and Processes

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The Compensation Committee believes that the total compensation package for each of our executive officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value. Our Named Executive Officers refers to those executive officers identified in the Summary Compensation Table below. Our Named Executive Officers for fiscal year 2019 included the following individuals: Mark W. Wong, President and Chief Executive Officer; Matthew K. Szot, Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer; and Donald M. Panter, Executive Vice President, Americas.

The Company’s executive compensation programs are designed to (1) motivate and reward our executive officers, (2) retain our executive officers and encourage their quality service, (3) incentivize our executive officers to appropriately manage risks while improving our financial results, and (4) align executive officers’ interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of company objectives and the realization of increased stockholder value.

The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; and (iii) equity-based incentive awards.

Key Executive Compensation Objectives

The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both Company-wide performance, financially and operationally, and the individual performance of the executive, including management of personnel under his supervision. The Compensation Committee’s objectives when setting compensation for our executive officers include:

•

Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group.

•

Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with the Company.

•	Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition.
•

Aligning executive and stockholder interests. The Compensation Committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our executive officers with those of our stockholders.

Our compensation program is designed to reward superior performance of both the Company and each individual executive and seeks to encourage actions that drive our business strategy. Our Compensation Committee or a member thereof, meets with each of our executives periodically to review performance, goals and expectations so that our annual compensation decisions, when made, will be more transparent.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation. Our Compensation Committee determines and recommends to our Board the compensation of our executive officers. The Compensation Committee also administers our equity incentive plans. The Compensation Committee reviews base salary levels for executive officers of our company and recommends raises and bonuses based upon the company’s achievements, individual performance and competitive and market conditions. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so to date.

The Role of Executives in Setting Compensation. While the Compensation Committee does not delegate any of its functions to others in setting the compensation of senior management, it includes members of senior management in the Compensation Committee’s executive compensation process. We have asked each of our senior executives to annually provide us with input with regard to their goals for the coming year. These proposals include suggested company-wide and individual performance goals. The individual goals include not only the goals of such executive but also goals of the employees for whom the executive is responsible. The Compensation Committee reviews these proposals with the executives and provides the Committee’s perspective on those aspects that the Committee may feel should be modified. Quarterly meetings with the executives will permit an ongoing dialog to further our goal of enhancing communication and managing expectations regarding compensation matters.

The Role of Consultants in Setting Compensation. In fiscal 2019, the Compensation Committee did not retain compensation consultants to assist it in its review of executive compensation although it is empowered by its charter to do so. In July 2019, the Compensation Committee engaged FW Cook as compensation consultant the Compensation Committee. As part of its engagement, FW Cook was requested by the Compensation Committee to provide a review and analysis of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies, for purposes of developing recommendations for the Company’s compensation policies and practices in fiscal 2020. For further discussion regarding the Compensation Committee’s engagement of FW Cook, see page 18, above, under the heading “Compensation Committee.”

Compensation Risk Assessment

As part of its risk assessment process, the Compensation Committee reviewed material elements of executive and non-executive employee compensation. The Compensation Committee concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company.

The structure of our compensation program for our executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk taking because it is a fixed amount. The incentive plan awards have risk-limiting characteristics:

•	Annual incentive awards to each of our executive officers are limited to the fixed maximum specified in the incentive plan;
•	Annual incentive awards are based on a review of a variety of performance factors, thus diversifying the risk associated with any single aspect of performance;
•

The Compensation Committee, which is composed of independent members of our Board, approves final incentive plan cash and stock awards in its discretion after reviewing executive and corporate performance; and

•

The significant portion of long-term value is delivered in shares of the Company with a multi-year vesting schedule, which aligns the interests of our executive officers to the long-term interests of our stockholders.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salary; (ii) cash-based incentive bonuses; and (iii) equity-based incentive awards.

Base Salaries. We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive’s services.

Performance Cash-Based Incentive Bonuses. Our practice is to award cash-based incentive bonuses, based in part on the achievement of performance objectives or significant accomplishments as established by the Compensation Committee from time-to-time in its discretion. These performance objectives and significant accomplishments are, in part, developed in partnership with the executive and are discussed on an ongoing basis throughout the year.

Equity-Based Incentive Awards. Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is responsible for approving equity grants. As of the end of fiscal 2019, our Named Executive Officers have been granted both stock option awards and restricted stock units. Vesting of the stock option and restricted stock unit awards is tied to continuous service with us and serves as an additional retention measure and long-term incentive.

Key Compensation Decisions and Developments for Fiscal Year 2019

For fiscal 2019, our Chief Executive Officer, Mr. Wong, was entitled to receive an annual discretionary bonus, with an initial target bonus of $855,000, subject to a maximum amount equal to $1,045,000, payable 70% in equity and 30% in cash. Our Executive Vice President, Finance and Administration and Chief Financial Officer, Mr. Szot, was entitled to receive an annual performance bonus with an initial target bonus of 110% of his base salary, subject to a maximum amount equal to 135% of his base salary. Mr. Panter, our Executive Vice President, Americas, was entitled to receive an annual performance bonus with an initial target bonus of 100% of his base salary. Each of the performance bonuses for Mr. Szot and Mr. Panter were payable 50% in cash and 50% in equity. Following the completion of the 2019 fiscal year, each of these executive officers evaluated himself against his specific goals and presented his assessment to the Compensation Committee. The Compensation Committee followed with its own review of these self-assessments, in addition to its review of the fiscal 2019 corporate goals and objectives for these executive officers and their performance in light of these goals and objectives. Based on its review, in October 2019 the Compensation Committee determined the fiscal 2019 cash and equity incentive awards for our Named Executive Officers, as follows:

Mark W. Wong	99% of his initial target bonus
Matthew K. Szot	100% of his initial target bonus
Donald M. Panter	91% of his initial target bonus

•	Base Pay. As of the end of fiscal 2019, the base salaries for our Named Executive Officers were as follows:

Mark W. Wong	$475,000
Matthew K. Szot	$310,000
Donald M. Panter	$260,000

•	Cash-Based Incentive Compensation. The following cash incentive bonuses were determined in October 2019 for performance during fiscal 2019:

Mark W. Wong	$253,935
Matthew K. Szot	$170,500
Donald M. Panter	$117,650

•

Equity-Based Incentive Compensation. The remaining 50% of each of Messrs. Szot’s and Panter’s total performance bonuses was payable in equity and divided equally into a restricted stock unit award and a stock option grant. The remaining $592,515 of Mr. Wong’s total performance bonus was payable in equity, divided 42.5% into a restricted stock unit award and 57.5% into a stock option grant. Based on the final assessments of the Compensation Committee, in October 2019, these executive officers were granted the following equity incentive awards under our 2019 Equity Incentive Plan:

Named Executive Officer	Stock Options (#)	Restricted Stock Units (“RSUs”) (#)	Dollar Value of Options and RSUs
Mark W. Wong	391,312	106,253	$592,515
Matthew K. Szot	97,915	35,970	$170,500
Donald M. Panter	67,564	24,821	$117,650

All of the options and restricted stock units awarded as incentive bonus compensation vest quarterly over three years, commencing on January 1, 2020.

In addition to the grants listed in the table above, Mr. Panter received a one-time award under our Amended and Restated 2009 Equity Incentive Plan of stock options to purchase 75,000 shares of common stock, with an aggregate dollar value equal to $76,756. The options vest quarterly over three years, commencing on January 1, 2019. The grant was issued in connection with his appointment as our Executive Vice President, Americas in October 2018.

Executive Officer Compensation

Summary Compensation Table

The following table sets forth certain information for the fiscal years ended June 30, 2019 and 2018 regarding the compensation of (i) our Chief Executive Officer and (ii) our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of fiscal 2019. These individuals are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Mark W. Wong	2019	450,945	251,819	340,696	253,696	15,152	(3)	1,312,547
President and Chief Executive Officer	2018	350,000	120,000	120,000	240,000	404	(3)	830,404
Matthew K. Szot	2019	313,462	85,250	85,250	170,500	12,758	(4)	667,220
Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2018	285,000	39,890	39,890	148,200	13,805	(4)	526,785
Donald M. Panter (5)	2018	180,000	58,825	135,581	117,650	153,317	(6)	645,373
Executive Vice President, Americas	2018	-	-	-	-	-		-

(1)

The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of the restricted stock awards, assuming 100% probability of achievement of conditions for full vesting as of the grant date. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers upon vesting or exercise of such awards.

(2)	Amounts represent annual cash performance-based bonuses earned for fiscal 2019 and 2018.
(3)	Includes $15,152 and $404 in 401(k) matching employer contributions for fiscal 2019 and 2018, respectively.
(4)

Includes (a) $10,758 and $10,805 in 401(k) matching employer contributions for fiscal 2019 and 2018, respectively; and (b) $2,000 and $3,000 in fees for service on the board of S&W Australia in 2019 and 2018, respectively.

(5)	Mr. Panter was not employed by us during fiscal 2018 and therefore did not earn any employment compensation during fiscal 2018.
(6)

Includes (a) $5,622 in 401(k) matching employer contributions for fiscal 2019; (b) $76,732 in reimbursement of certain relocation costs incurred by Mr. Panter (which includes amounts payable by the Company for the payment of taxes resulting from such reimbursements); and (c) $70,962 in consulting fees for fiscal 2019 earned prior to Mr. Panter’s appointment as our employee.

Outstanding Equity Awards at Fiscal Year End 2019

The following table sets forth information regarding each unexercised option award held by our Named Executive Officers as of June 30, 2019.

Name	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mark W. Wong (3)	7,000	-		3.61	12/9/24
	10,000	-		4.25	12/11/25
	6,632	-		4.75	12/20/26
	104,165	45,835	(4)	3.85	6/22/27
	24,999	75,001	(5)	3.20	8/31/28
						28,125	(6)	74,250
Matthew K. Szot	45,000	-		3.95	12/11/24
	50,000	-		4.76	7/18/25
	16,535	3,316	(7)	4.86	10/5/26
	17,310	12,377	(8)	3.10	9/18/27
	8,310	24,940	(9)	3.20	8/31/28
						5,031	(10)	13,282
						9,352	(11)	24,689
						1,372	(12)	3,622
Donald M. Panter	12,500	62,500	(13)	2.79	10/29/28

(1)

All of the option awards were granted under the S&W Seed Company Amended and Restated 2009 Equity Incentive Plan. The S&W Seed Company Amended and Restated 2009 Equity Incentive Plan was succeeded by the S&W Seed Company 2019 Equity Incentive Plan on January 16, 2019.

(2)	All of the option awards were granted with a per share price not less than the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board.
(3)

Mr. Wong has received five option grants as of the end of fiscal 2019. The 7,000 and 10,000 options appearing in the first and second row of this table, respectively, were made to Mr. Wong as a member of the Board and not as an executive officer.

(4)	The options vest in 36 monthly installments at the end of each month, commencing on June 30, 2017 and continuing through and including May 31, 2020.
(5)	The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on October 1, 2018 and will continue through July 1, 2021.
(6)

RSUs, which were awarded on August 31, 2018, vest quarterly with the passage of time beginning on October 1, 2018 and continuing through July 1, 2021. The market value of the RSUs is based on a closing price of $2.64, which was the closing price on June 28, 2019, the last trading day of fiscal 2019.

(7)	The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2017 and will continue through October 1, 2019.
(8)	The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on October 1, 2017 and will continue through July 1, 2020.

(9)	The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on October 1, 2018 and will continue through July 1, 2021.
(10)

RSUs, which were awarded on September 18, 2017, vest quarterly with the passage of time beginning on October 1, 2017 and continuing through July 1, 2020. The market value of the RSUs is based on a closing price of $2.64, which was the closing price on June 28, 2019, the last trading day of fiscal 2019.

(11)

RSUs, which were awarded on August 31, 2018, vest quarterly with the passage of time beginning on October 1, 2018 and continuing through July 1, 2021. The market value of the RSUs is based on a closing price of $2.64, which was the closing price on June 28, 2019, the last trading day of fiscal 2019.

(12)

RSUs, which were awarded on October 5, 2016, vest quarterly with the passage of time beginning on January 1, 2017 and continuing through October 1, 2019. The market value of the RSUs is based on a closing price of $2.64, which was the closing price on June 28, 2019, the last trading day of fiscal 2019.

(13)	The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2019 and will continue through October 1, 2021.

PROPOSALS

Overview of Proposals

This Proxy Statement contains four proposals requiring stockholder action:

•	Proposal No. 1 requests the election to our Board of the eight nominees named in this Proxy Statement.
•	Proposal No. 2 requests the ratification of the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020.
•	Proposal No. 3 requests that stockholders vote, on an advisory basis, to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.
•	Proposal No. 4 requests that stockholders vote, on an advisory basis, to approve the preferred frequency of stockholder advisory votes on the compensation of our Named Executive Officers.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

General

The business and affairs of our company are managed under the direction of the Board, as provided by Nevada law and our Bylaws. The Board establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our company operations at meetings of the Board, through reports and analyses prepared by, and discussions with, company management.

Our Board currently consists of eight directors. The Board proposes that the eight director-nominees named in the following summary be elected, each to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at the Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to such director’s election. This means that a director will be elected if the number of votes cast for that director’s election exceeds the number of votes cast against that nominee’s election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. In considering whether to nominate any director currently serving on the Board (an “Incumbent Director”) for re-election, the Board will take into account whether the Incumbent Director has tendered an irrevocable resignation that is effective upon the Board’s acceptance of such resignation in the event the director fails to receive the required vote to be re-elected, as described above. If an Incumbent Director fails to receive the required number of votes for re-election in an uncontested election, the Incumbent Director would continue to serve on the Board as a “holdover director” until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal pursuant to our Bylaws. The Nominating and Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject the resignation of such Incumbent Director, or whether other action should be taken. The Board will endeavor to act on the recommendation within 90 days following certification of the election results. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to our Bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor Bylaws provide for cumulative voting.

Nominees

The Nominating and Governance Committee of the Board recommended, and the full Board has approved, David A. Fischhoff, Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Alan D. Willits and Mark W. Wong as nominees for re-election as directors at the Annual Meeting. Each of the nominees is currently a director of our company. For information concerning the nominees, please see “Information Regarding the Nominees” beginning on page 11 in this Proxy Statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the foregoing director nominees. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a majority of the votes cast with respect to such director’s election, meaning that to be elected, the director must receive more “for” votes than “against” votes. Broker non-votes and abstentions have no bearing on the outcome of the election.

The Board recommends that you vote “FOR” the election of each of the nominees named above.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Crowe LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Crowe LLP has audited our financial statements since our 2015 fiscal year.

Representatives of Crowe LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Crowe LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Crowe LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Crowe LLP. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Annual Evaluation and Selection of Independent Auditor

To help assure continuing auditor independence, our Audit Committee annually reviews Crowe LLP’s independence and performance in connection with the Committee’s determination of whether to retain Crowe LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

•	Crowe LLP’s recent performance on our company audits;
•	Crowe LLP’s institutional knowledge and expertise regarding our company’s global business, accounting policies and practices and internal control over financial reporting enhances audit quality;
•	the professional qualifications of Crowe LLP, the lead audit partner and other key engagement partners;
•	Crowe LLP’s disclosures related to audit quality and performance, including recent PCAOB inspections;
•	the appropriateness of Crowe LLP’s audit fees; and
•	the quality and candor of Crowe LLP’s communications with the Audit Committee and management.

Based on this evaluation, our Audit Committee has determined that Crowe LLP is independent and that it is in the best interest of our company and its stockholders to continue to retain Crowe LLP to serve as our independent auditors for our fiscal year ending June 30, 2020.

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed by Crowe LLP for the years ended June 30, 2019 and 2018 for the professional services described below are as follows:

	Fiscal Year Ended
	June 30, 2019	June 30, 2018
Audit fees (1)	$342,500	$245,000
Audit-related fees (2)	127,992	9,795
Tax fees	-	-
All other fees (3)	27,710	29,970
Total fees	$492,202	$284,765

(1)	Audit fees consist of fees for professional services performed by Crowe LLP for the audit of our annual financial statements and review of our quarterly financial statements.
(2)

Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of our financial statements. For the year ended June 30, 2019, these fees included services to support the Chromatin asset acquisition including audits of the historical financial statements of Chromatin.

(3)

For the years ended June 30, 2019 and 2018, these fees were paid in connection with certain reimbursements and review of and consents for our registration statements and filings and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All of the fees described above were pre-approved by our Audit Committee.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years. The process for selection of our company’s lead audit partner pursuant to this rotation is expected to involve discussions with Crowe to consider issues related to the timing of such rotation and the transition to new lead and reviewing partners and a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

We maintain an auditor independence policy that bans our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee. In accordance with this policy, the Audit Committee pre-approved all services to be performed by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting on the matter is necessary to ratify the appointment of Crowe LLP as our independent registered public accountants for the fiscal year ending June 30, 2020.

The Board recommends that stockholders vote “FOR” the ratification of the selection of Crowe LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2020 (Proposal No. 2).

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(“SAY-ON-PAY”)

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers.

Our executive compensation program and compensation paid to our Named Executive Officers are described beginning on page 31 of this Proxy Statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our Named Executive Officers, in ways that support the following principles that we believe reflect our core values (relationships matter; be open, honest and constructive; demand excellence; take intelligent risks; and act like an owner):

•	support, attract and retain the best talent;
•	support a high-performance culture by rewarding excellence and achievement;
•	recognize and retain top-performing talent via differentiated rewards and opportunities;
•	reinforce alignment with our Company’s values (in particular, a focus on excellence and an attitude of ownership);
•	create alignment with our Company’s long-term performance; and
•	provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our Named Executive Officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals. The performance goals developed for each executive officer include both personal and Company-wide goals.

We request that our stockholders approve the compensation of our Named Executive Officers as described elsewhere in this Proxy Statement pursuant to the following resolution:

RESOLVED, that the stockholders of S&W Seed Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement for the Annual Meeting of Stockholders to be held on January 15, 2020.

As an advisory vote, this proposal (commonly referred to as “say-on-pay”), is not binding on S&W, our Board or the Compensation Committee and will not be construed as overruling a decision by S&W, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for S&W, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

Vote Required

Approval of Named Executive Officer compensation requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

The Board recommends that stockholders vote “FOR” the approval of the compensation paid to our Named Executive Officers (Proposal No. 3).

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Currently, consistent with the preference expressed by the stockholders at our 2013 Annual Meeting of Stockholders, the policy of the Board is to solicit a non-binding advisory vote on the compensation of the named executive officers every year. Accordingly, the Company is again asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.

After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company’s named executive officers be submitted to the stockholders every year.

The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers will allow stockholders to provide the Board with their regular direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

Vote Required

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been selected by stockholders.

The Board recommends that stockholders vote for a “1 YEAR” frequency for future stockholder advisory votes on named executive officer compensation (Proposal No. 4).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of November 21, 2019, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;
•	our executive officers named in the Summary Compensation Table and our current directors and director nominees; and
•	all of our executive officers and directors as a group.

Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o S&W Seed Company, 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 33,304,491 shares of common stock outstanding on November 21, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of November 21, 2019 (January 20, 2020). We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The applicable footnotes are an integral part of the table and should be carefully read in order to understand the actual ownership of our securities, particularly by the 5% stockholders listed in the table.

	Number of Shares		Number of Shares Subject to Options, RSUs and Warrants Exercisable by		Total Shares Beneficially Owned
Name of Beneficial Owners	Beneficially Held		January 20, 2020		Number		Percent
5% Stockholders
MFP Partners, L.P. (1)	15,945,017		200,000		16,145,017	(2)	48.2%
Wynnefield Capital Management	4,222,308		-		4,222,308		12.7
LLC and Related Entities (3)
Directors and Executive Officers
David A. Fischhoff, Ph.D.	5,447		25,571	(4)	31,018		*
Mark J. Harvey	234,925	(5)	7,000	(6)	241,925		*
Consuelo E. Madere	-		17,610	(7)	17,610		*
Alexander C. Matina	6,316		43,294	(8)	49,610		*
Charles B. Seidler	84,297		44,643	(9)	128,940		*
Robert D. Straus	-		18,168	(10)	18,168		*
Alan D. Willits	-		29,148	(11)	29,148		*
Mark W. Wong	92,964		297,000	(12)	389,964		1.2
Matthew K. Szot	74,715		205,347	(13)	280,062		*
Donald M. Panter	-		37,484	(14)	37,484		*
All executive officers, directors as a group (12 persons)	498,664		761,971		1,223,929	(15)	3.6%

(1)	Based solely upon a Schedule 13D/A filed with the SEC on November 21, 2018 by MFP Investors LLC. MFP Investors LLC is the general partner of MFP Partners, L.P. (“MFP”). Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors, LLC. The address for MFP is 667 Madison Avenue, 25th Floor, New York, NY 10065. Alexander C. Matina, a member of our Board of Directors, is Vice President, Investments of MFP.

(2)

Includes 200,000 shares issuable upon exercise of warrants. The warrants are exercisable only to the extent that, upon such exercise, MFP will not own shares in excess of 19.99% of the total number of shares outstanding immediately after giving effect to the exercise, unless MFP gives notice that it desires to increase the applicable beneficial ownership limit. The total in this table does not take into account this limitation. Therefore, the actual number of shares of common stock currently beneficially owned by MFP, after giving effect to the blocker, is less than the number reported in the table. The information set forth is based on the information provided by MFP’s Schedule 13D/A filed with the SEC on November 21, 2018. Alexander C. Matina, a member of our Board of Directors, is Vice President of Investments for MFP.

(3)

Based solely upon a Schedule 13D/A filed with the SEC on December 29, 2017 by Wynnefield Partners Small Cap Value, L.P. The address for Wynnefield Capital Management, LLC and related entities is 450 Seventh Avenue, Suite 509, New York, NY 10123. Of the shares indicated, 1,353,574 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. (“Partners”), 2,159,285 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), 580,214 shares are beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. (the “Fund”) and 129,235 shares are beneficially owned by Wynnefield Capital, Inc. Profit Sharing Plan. Wynnefield Capital Management, LLC has an indirect beneficial interest in the shares held by Partners and Partners I. Wynnefield Capital, Inc. has an indirect beneficial interest in the shares held by the Fund. Nelson Obus may be deemed to hold an indirect beneficial interest in the shares held by Partners, Partners I and the Fund because he is the co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. (the investment manager of the Fund). Joshua Landes may be deemed to hold an indirect beneficial interest in the shares held by Partners, Partners I and the Fund because he is the co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. (the investment manager of the Fund). Mr. Obus and Mr. Landes both disclaim any beneficial ownership of the shares of common stock reported in this report.

(4)	Includes (i) 18,863 shares issuable upon exercise of options and (ii) 6,708 shares issuable upon settlement of RSUs.
(5)	Includes (i) 14,259 shares owned directly by Mr. Harvey; and (ii) 220,666 shares held in a retirement fund directed by Mr. Harvey and as to which he is a beneficiary.
(6)	Includes 7,000 shares issuable upon exercise of options.
(7)	Includes (i) 11,740 shares issuable upon exercise of options and (ii) 5,870 shares issuable upon settlement of RSUs.
(8)	Includes (i) 35,468 shares issuable upon exercise of options and (ii) 7,826 shares issuable upon settlement of RSUs.
(9)	Includes (i) 37,376 shares issuable upon exercise of options and (ii) 7,267 shares issuable upon settlement of RSUs.
(10)	Includes (i) 12,112 shares issuable upon exercise of options and (ii) 6,056 shares issuable upon settlement of RSUs.
(11)	Includes (i) 16,648 shares issuable upon exercise of options and (ii) 12,500 shares issuable upon settlement of RSUs.
(12)	Includes (i) 194,984 shares issuable upon exercise of options and (ii) 102,016 shares issuable upon settlement of RSUs.
(13)	Includes (i) 180,786 shares issuable upon exercise of options and (ii) 24,561 shares issuable upon settlement of RSUs.
(14)	Includes (i) 27,068 shares issuable upon exercise of options and (ii) 10,416 shares issuable upon settlement of RSUs.

(15)

Consists of shares beneficially owned by our named executive officers and directors, and includes (i) 34,847 shares issuable upon exercise of options and (ii) 1,859 shares issuable upon settlement of RSUs that are held by one executive officer who is not individually named in the table.

2019 Equity Incentive Plan

The S&W Seed Company 2019 Equity Incentive Plan (the “2019 Plan”) authorizes the grant and award of options and other equity compensation, including stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based compensation to employees, officers, directors and consultants. A total of 4,243,790 shares of common stock have been issued or are currently reserved for issuance under the 2019 Plan, which was adopted at our Annual Meeting of Stockholders held on January 16, 2019, as successor to the 2009 Plan (as defined below).

Amended and Restated 2009 Equity Incentive Plan

The S&W Seed Company Amended and Restated 2009 Equity Incentive Plan (the “2009 Plan”) authorizes the grant and award of options and other equity compensation, including stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based compensation to employees, officers, directors and consultants. A total of 2,450,000 shares of common stock had been issued or were reserved for issuance under the 2009 Plan as of January 16, 2019, at which time the 2009 Plan was succeeded by the 2019 Plan.

Equity Compensation Plan Information

The following table summarizes the information about the options and other equity compensation under the 2019 Plan and the 2009 Plan as of the close of business on June 30, 2019. We have no equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Stockholders	1,279,956	(1)	$3.55	(2)	2,957,294

(1)

Represents awards granted under the 2009 Plan and the 2019 Plan. The 2019 Plan became effective on January 16, 2019, at which time the 2019 Plan succeeded the 2009 Plan. Consists of 1,122,752 options and 157,204 RSUs.

(2)	Represents the weighted average exercise price of outstanding options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2019, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at www.swseedco.com in the Investors section under “Corporate Governance.” Each year, the Audit Committee, assisted by our legal counsel, works with our directors, executive officers and certain stockholders to identify any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests.

Related Person Transactions

On July 19, 2017, we entered into a Securities Purchase Agreement with certain purchasers, including MFP Partners, L.P. (“MFP”) and certain entities related to Wynnefield Capital Management LLC (collectively, “Wynnefield”), pursuant to which MFP purchased approximately $3.7 million of shares of our common stock and Wynnefield purchased approximately $3.0 million of shares of our common stock. Each of MFP and Wynnefield is a beneficial owner of more than 5% of our common stock. Alexander C. Matina, a member of our Board, is Vice President, Investments of MFP. Robert D. Straus, a member of our Board since January 9, 2018, is a Portfolio Manager and Analyst at Wynnefield.

On October 11, 2017, we entered into a Securities Purchase Agreement with Mark W. Wong, our President and Chief Executive Officer, pursuant to which Mr. Wong purchased approximately $262,500 of shares of our common stock at a purchase price of $3.50 per share.

On December 22, 2017, we completed the closing of our rights offering of 3,500,000 shares of our Common Stock. At the closing, we sold and issued an aggregate of 2,594,923 shares of our Common Stock at a subscription price of $3.50 per share (the “Subscription Price”). Pursuant to a backstop commitment with MFP, concurrently with the closing of rights offering, we sold and issued the remaining 905,077 shares of our Common Stock not purchased in the rights offering to MFP at the subscription price of $3.50 per share. Combined, we sold and issued an aggregate of 3,500,000 shares of our common stock for aggregate gross proceeds of $12.25 million.

On September 5, 2018, we entered into a Securities Purchase Agreement with MFP, pursuant to which we sold to MFP (i) 1,607,717 shares of our common stock to MFP at a purchase price of $3.11 per share at an initial closing held on September 5, 2018, for gross proceeds of approximately $5.0 million, and (ii) 7,235 shares of our newly designated Series A Convertible Preferred Stock at a purchase price of $3,110 per share at a second closing completed on October 23, 2018.

On December 18, 2018, we entered into a Loan and Security Agreement (the “MFP Loan Agreement”) with MFP, pursuant to which we were able to borrow up to $5,000,000, in minimum increments of $1,000,000, from MFP during the period beginning on December 18, 2018 and ending on the earlier to occur of (i) March 18, 2019 and (ii) certain specified events of default. Pursuant to the MFP Loan Agreement, interest accrued on outstanding principal at a fixed per annum rate of 6.0%. In addition, we were obligated to pay to MFP a fee equal to 2.0% of each advance under the MFP Loan Agreement. Concurrently with the execution of the MFP Loan Agreement, we drew down $1,000,000 under the MFP Loan Agreement, which was disbursed to us on December 21, 2018. On December 31, 2018, we repaid in full the $1,000,000 disbursed to us. As of September 30, 2019, no amounts remained outstanding under the MFP Loan Agreement.

Indemnification

Our Bylaws provide for indemnification of our directors and executive officers, and directors of our wholly-owned subsidiaries, so that they will be free from undue concern about personal liability in connection with their service to us. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the director or executive officer, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or executive officer, and otherwise to the fullest extent permitted under Nevada law and our Bylaws.

OTHER BUSINESS

Our Board, at the time of the preparation of this Proxy Statement, knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. Proxy Materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker, direct your written request to Secretary, S&W Seed Company, 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501 or call us at (720) 506-9191. Stockholders who currently receive multiple copies of the Proxy Materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form

10-K for the fiscal year ended June 30, 2019 is available without charge upon written request to the Company’s Secretary at 2101 Ken Pratt Blvd., Suite 201, Longmont, Colorado 80501.

S&W SEED COMPANY Annual Meeting of S&W SEED COMPANY Date: January 15, 2020 Time: 1:00 P.M. (Local Time) Place: 866 Third Avenue, New York, New York 10022 Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1, 2 and 3 and 1 YEAR on proposal 4. 1: Election of Directors For Withhold Directors Recommend 01 David A. Fischhoff For 02 Mark J. Harvey For 03 Consuelo E. Madere For 04 Alexander C. Matina For 05 Charles (Chip) B. Seidler For 06 Robert D. Straus For 07 Alan D. Willits For 08 Mark W. Wong  For for Against Abstain 2: To ratify the selection of Crowe LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2020. For 3: Advisory vote on compensation of named executive officers. For 4: Frequency of advisory vote on the compensation of named executive officers. 5: To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof. 1 year 2 years 3 years Abstain 1 Year Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. S&W SEED COMPANY Annual Meeting of S&W Seed Company to be held on Wednesday, January 15, 2020 for Holders as of November 21, 2019 This proxy is being solicited on behalf of the Board of Directors INTERNET VOTE BY: Call TELEPHONE GO TO www.proxypush.com/SANW Cast your vote online. View Meeting Documents. OR (866) 390-5242 Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. OR MAIL Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Mark W. Wong and Matthew K. Szot, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of S&W Seed Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3, FOR 1 YEAR IN ITEM 4 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5. PROXY TABULATOR FOR S&W SEED COMPANY P.O. BOX 8016 CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — S&W Seed Company Annual Meeting of Stockholders January 15, 2020, 1:00 p.m. (Eastern Standard Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Mark W. Wong and Matthew K. Szot (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of S&W Seed Company, a Nevada corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Manhattan Midtown East Courtyard, located at 866 Third Avenue, New York, New York 10022 at 1:00 p.m. (EST) The purpose of the Annual Meeting is to take action on the following: 1. To elect to the Board the nominees named in the Proxy Statement; 2. Ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020; 3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement; 4. Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; and 5. Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The eight nominees for director are: David A. Fischhoff, Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Alan D. Willits and Mark W. Wong. The Board of Directors of the Company recommends a vote “FOR” all nominees for director , “FOR” Proposals 2 and 3, and an indication of every “1 YEAR” for Proposal 4. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director , “FOR” Proposals 2 and 3, and an indication of every “1 YEAR” for Proposal 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box.